EXHIBIT 23.01



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                          INDEPENDENT AUDITORS' CONSENT

We consent to use in this Registration Statement on Form S-8 relating to the 1994 Stock Option Plan of Audits & Surveys Worldwide, Inc. of our report dated March 15, 1996 appearing in the Annual Report on Form 10-K of Audits & Surveys Worldwide, Inc.


/s/ Deloitte & Touche LLP


New York, New York
March 3, 1997